UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 28, 2012

HUDSON VALLEY HOLDING CORP.
(Exact Name of Registrant as Specified in Charter)

New York	001-34453	13-3148745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 Scarsdale Road, Yonkers, New York	10707
(Address of Principal Executive Offices)	(Zip Code)

(914) 961-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 2, 2012, Hudson Valley Holding Corp. (the “Company”) announced that it had completed the sale of $474 million in loans, resulting in a pre-tax gain of approximately $16 million that will be reflected in the Company’s earnings for the first quarter of 2012.  The loans, consisting of commercial real estate and multi-family loans, were sold in a series of transactions to five separate purchasers with effective closing dates of March 28, 29 and 30.

A form Loan Sale Agreement used in connection with each of the relevant transactions is attached as Exhibit 10 and its terms and conditions are incorporated by reference herein.

The press release announcing the loan sale is attached as Exhibit 99 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number                                Description

10	Form of Loan Sale Agreement used in connection with the sale of $474 million in loans.

99	Press release dated April 2, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2012	HUDSON VALLEY HOLDING CORP.

	By:	/s/ Stephen R. Brown
Stephen R. Brown
Senior Executive Vice President,
Chief Financial Officer, Secretary and Treasurer